Exhibit 99.1

ALLERGAN REPORTS THIRD QUARTER 2013 OPERATING RESULTS

(IRVINE, Calif., October 29, 2013) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended September 30, 2013. Allergan also announced that its Board of Directors has declared a third quarter dividend of $0.05 per share, payable on December 11, 2013 to stockholders of record on November 20, 2013. As a result of Allergan’s approved plan to sell its obesity intervention business unit, the financial results from that business unit are reported as discontinued operations in the financial tables of this press release. Prior year amounts have been retrospectively revised for the discontinued operations.

Operating Results Attributable to Stockholders from Continuing Operations

For the quarter ended September 30, 2013:

•	Allergan reported $1.10 diluted earnings per share attributable to stockholders compared to $0.82 diluted earnings per share attributable to stockholders for the third quarter of 2012.

•

Allergan reported $1.23 non-GAAP diluted earnings per share attributable to stockholders compared to $1.04 non-GAAP diluted earnings per share attributable to stockholders for the third quarter of 2012, an 18.3 percent increase.

Product Sales from Continuing Operations

For the quarter ended September 30, 2013:

•

Allergan reported $1,528.4 million total product net sales. Total product net sales increased 12.9 percent compared to total product net sales in the third quarter of 2012. On a constant currency basis, total product net sales increased 14.0 percent compared to total product net sales in the third quarter of 2012.

•	Total specialty pharmaceuticals net sales increased 12.8 percent, or 13.9 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the third quarter of 2012.

•	Total medical devices net sales increased 13.4 percent, or 14.6 percent on a constant currency basis, compared to total medical devices net sales in the third quarter of 2012.

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“We are pleased with our continued broad based double digit sales and earnings growth performance during the third quarter driven by both our pharmaceutical and medical device businesses,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “Furthermore, we are excited by the recent FDA approvals of JUVÉDERM VOLUMA™ XC and BOTOX® Cosmetic for crow’s feet lines.

Product and Pipeline Update

During the third quarter of 2013:

•

On September 11, 2013, Allergan announced the approval by the U.S. Food and Drug Administration (FDA) to market BOTOX® Cosmetic (onabotulinumtoxinA), for an additional indication to temporarily treat moderate to severe lateral canthal lines, commonly known as “crow’s feet” lines. BOTOX® Cosmetic is the first and only product of its kind approved for this indication.

•

On September 25, 2013, Allergan announced that it had entered into a license agreement pursuant to which, upon closing, Allergan will pay Medytox an upfront payment of U.S. $65 million and Medytox will grant Allergan exclusive rights, worldwide outside of Korea, to develop and, if approved, commercialize certain neurotoxin product candidates currently in development, including a potential liquid-injectable product. Pursuant to the agreement, Allergan has also agreed to make additional contingent payments upon achieving certain development and commercialization milestones and pay royalties on product sales. The closing of the transaction is contingent on obtaining certain government approvals.

Following the end of the third quarter of 2013:

•

On October 23, 2013, Allergan announced that it had received approval from the U.S. Food and Drug Administration (FDA) to market JUVÉDERM VOLUMA™ XC, the first and only filler approved to temporarily correct age-related volume loss in the cheek area in adults over the age of 21.

•

On October 23, 2013, Allergan announced that VISTABEL® received a Positive Opinion from the Agence Nationale de Sécurité du Médicament et des Produits de Santé (ANSM) for the temporary improvement in the appearance of moderate to severe lateral canthal lines (crow’s feet lines) seen at maximum smile, either alone or when treated at the same time as glabellar (or frown) lines seen at maximum frown in adult patients. This is an important step towards securing national licences in the twenty seven countries of the European Union as well as Norway and Iceland.

•

On October 28, 2013, Allergan entered into a definitive agreement to sell its obesity intervention business to Apollo Endosurgery, Inc. for an up-front cash payment of $75 million, subject to certain adjustments, and certain additional consideration, including a $15 million minority equity interest in Apollo and contingent consideration of up to $20 million to be paid upon the achievement of certain regulatory and sales milestones. The transaction is expected to close in 2013, subject to customary closing conditions. In the third quarter of 2013, Allergan recorded an additional non-cash pre-tax disposal loss of $58.7 million ($37.6 million after tax) from the write-down of the obesity intervention business unit assets held for sale to their estimated fair value based on the terms of the sale agreement.

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Outlook

For the full year of 2013, Allergan expects:

•	Total product net sales between $6,125 million and $6,200 million, which excludes the obesity intervention business.

•	Total specialty pharmaceuticals net sales between $5,295 million and $5,350 million.

•	Total medical devices net sales between $830 million and $850 million.

•	ALPHAGAN® franchise product net sales between $470 million and $480 million.

•	LUMIGAN® franchise product net sales between $620 million and $640 million.

•	RESTASIS® product net sales between $900 million and $920 million.

•	BOTOX® product net sales between $1,960 million and $2,000 million.

•	LATISSE® product net sales at approximately $110 million.

•	Breast aesthetics product net sales between $380 million and $390 million.

•	Facial aesthetics product net sales between $450 million and $460 million.

•	Non-GAAP cost of sales to product net sales ratio at approximately 13%.

•	Non-GAAP other revenue at approximately $100 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio at approximately 38%.

•	Non-GAAP research and development expenses to product net sales ratio at approximately 16.5%.

•

Non-GAAP amortization of intangible assets at approximately $10 million. This expectation excludes the amortization of certain intangible assets associated with business combinations, asset purchases and product licenses.

•

Non-GAAP diluted earnings per share attributable to stockholders from continuing operations between $4.74 and $4.76, which includes the dilutive impact of the acquisition of MAP Pharmaceuticals, and excludes the 2012 impact of the Research and Development tax credit, which was signed into law on January 2, 2013 and retroactively reinstated to January 1, 2012.

•	Diluted shares outstanding at approximately 302 million.

•	Effective tax rate on non-GAAP earnings from continuing operations between 26% and 27%.

For the fourth quarter of 2013, Allergan expects:

•	Total product net sales between $1,585 million and $1,660 million, which excludes the obesity intervention business.

•	Non-GAAP diluted earnings per share attributable to stockholders from continuing operations between $1.31 and $1.33, which includes the dilutive impact of the acquisition of MAP Pharmaceuticals.

In this press release, Allergan reports certain historical and expected non-GAAP results, including earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to stockholders as well as non-GAAP other revenue, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of intangible assets, non-GAAP impairment of intangible assets and related costs, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP earnings before income taxes from continuing operations, non-GAAP provision for income taxes, non-GAAP earnings from discontinued operations, non-GAAP expected loss

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on sale of discontinued operations, non-GAAP net earnings and non-GAAP net sales reported in constant currency. Non-GAAP financial measures are reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes. The information that accompanies the financial tables of this press release also includes an explanation of why Allergan uses these non-GAAP financial measures, certain limitations associated with the use of these non-GAAP financial measures, the manner in which Allergan management compensates for those limitations, and the reasons why Allergan management believes that these non-GAAP financial measures provide useful information to investors.

Forward-Looking Statements

This press release contains forward-looking statements, including but not limited to the statements by Mr. Pyott and other statements regarding product development, external corporate development initiatives and strategic partnering transactions including the transaction with Medytox, the contemplated sale of the obesity intervention business, market potential, expected growth and regulatory approvals of LEVADEX® and other products as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to

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rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2012 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

About Allergan, Inc.

Allergan is a multi-specialty health care company established more than 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have approximately 11,400 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics, medical devices and over-the-counter consumer products, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including eye care, neurosciences, medical aesthetics, medical dermatology, breast aesthetics, obesity intervention and urologics, Allergan is proud to celebrate more than 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work. For more information regarding Allergan, go to: www.allergan.com.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

David Nakasone (714) 246-6376 (investors)

Bonnie Jacobs (714) 246-5134 (media)

Cathy Taylor (714) 246-5551 (media)

® and ™ marks owned by Allergan, Inc.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	September 30, 2013				September 30, 2012
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,528.4	$–		$1,528.4	$1,353.7	$–		$1,353.7
Other revenues	30.3	–		30.3	22.8	–		22.8

	1,558.7	–		1,558.7	1,376.5	–		1,376.5
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	192.2	–		192.2	182.9	–		182.9
Selling, general and administrative	589.3	(6.4	)(a)(b)(c)(d)(e)	582.9	522.9	(3.3	)(m)(n)(o)(p)	519.6
Research and development	257.6	(6.7	)(d)(e)	250.9	289.8	(62.5	)(p)	227.3
Amortization of intangible assets	28.8	(27.7	)(f)	1.1	22.8	(17.0	)(f)	5.8
Restructuring charges	0.6	(0.6	)(g)	–	0.6	(0.6	)(g)	–

Operating income	490.2	41.4		531.6	357.5	83.4		440.9

Non-operating income (expense)
Interest income	1.5	–		1.5	1.9	–		1.9
Interest expense	(19.4)	0.1	(h)	(19.3)	(15.9)	–		(15.9)
Other, net	(15.5)	7.6	(i)	(7.9)	(9.2)	7.1	(i)	(2.1)

	(33.4)	7.7		(25.7)	(23.2)	7.1		(16.1)

Earnings from continuing operations before income taxes	456.8	49.1		505.9	334.3	90.5		424.8

Provision for income taxes	123.9	12.2	(j)	136.1	81.4	24.1	(q)	105.5

Earnings from continuing operations	332.9	36.9		369.8	252.9	66.4		319.3

Discontinued operations:
Earnings (loss) from discontinued operations, net of income tax expense (benefit) of $2.7 million and $(1.2) million, respectively	5.5	(5.5	)(k)	–	(2.3)	2.3	(k)	–
Expected loss on sale of discontinued operations, net of income tax benefit of $21.1 million	(37.6)	37.6	(l)	–	–	–		–

Discontinued operations	(32.1)	32.1		–	(2.3)	2.3		–

Net earnings	300.8	69.0		369.8	250.6	68.7		319.3

Net earnings attributable to noncontrolling interest	1.0	–		1.0	1.2	–		1.2

Net earnings attributable to Allergan, Inc.	$299.8	$69.0		$368.8	$249.4	$68.7		$318.1

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$1.12			$1.24	$0.84			$1.06
Discontinued operations	(0.11)			–	(0.01)			–

Net basic earnings per share attributable to Allergan, Inc. stockholders	$1.01			$1.24	$0.83			$1.06

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$1.10			$1.23	$0.82			$1.04
Discontinued operations	(0.10)			–	–			–

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$1.00			$1.23	$0.82			$1.04

Weighted average number of common shares outstanding:
Basic	296.5			296.5	300.1			300.1
Diluted	300.7			300.7	305.3			305.3

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	12.6%			12.6%	13.5%			13.5%
Selling, general and administrative	38.6%			38.1%	38.6%			38.4%
Research and development	16.9%			16.4%	21.4%			16.8%

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(a)	Expenses from changes in fair value of contingent consideration of $1.5 million and integration and transaction costs of $3.0 million associated with business combinations
(b)	External costs of $0.1 million for stockholder derivative litigation costs associated with the U.S. Department of Justice (DOJ) settlement announced in September 2010
(c)	Transaction costs of $0.3 million associated with a licensing agreement with Medytox, Inc.
(d)	Expenses related to the realignment of various business functions of $1.6 million, consisting of selling, general and administrative expenses of $1.4 million and research and development expenses of $0.2 million
(e)	Upfront licensing fee of $6.5 million included in research and development expenses associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(f)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(g)	Net restructuring charges
(h)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(i)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(j)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $49.1 million	$(14.2)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	2.0

$(12.2)

(k)	Earnings (loss) from discontinued operations associated with the planned sale of the obesity intervention business unit
(l)	Expected loss on the sale of discontinued operations
(m)	Expenses from changes in fair value of contingent consideration of $2.4 million associated with business combinations
(n)	External costs of $0.5 million for stockholder derivative litigation costs associated with the DOJ settlement announced in September 2010
(o)	Expenses related to the realignment of various business functions of $0.3 million
(p)	Upfront licensing fees of $62.5 million included in research and development expenses associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(q)	Total tax effect for non-GAAP pre-tax adjustments

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission, with respect to the three and nine months ended September 30, 2013 and September 30, 2012 and with respect to anticipated results for the fourth quarter and full year of 2013. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenue,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of intangible assets,” “non-GAAP impairment of intangible assets and related costs,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings from continuing operations before income taxes,” “non-GAAP provision for income taxes,” “non-GAAP earnings (loss) from discontinued operations,” “non-GAAP expected loss on sale of discontinued operations,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, legal settlements, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect asset impairment charges or gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and

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•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Nine months ended
In millions, except per share amounts	September 30, 2013				September 30, 2012
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$4,537.9	$–		$4,537.9	$4,101.5	$–		$4,101.5
Other revenues	78.1	–		78.1	73.0	–		73.0

	4,616.0	–		4,616.0	4,174.5	–		4,174.5
Operating costs and expenses
Cost of sales (excludes amortization of intangible assets)	591.2	(9.0	)(a)(b)	582.2	568.2	(0.4	)(p)(q)	567.8
Selling, general and administrative	1,804.0	(28.5	)(b)(c)(d)(e)(f)	1,775.5	1,650.8	(26.1	)(q)(r)(s)(t)	1,624.7
Research and development	772.9	(7.4	)(e)(f)	765.5	737.5	(62.8	)(s)(t)	674.7
Amortization of intangible assets	88.5	(80.4	)(g)	8.1	67.2	(49.5	)(g)	17.7
Restructuring charges	4.9	(4.9	)(h)	–	1.5	(1.5	)(h)	–

Operating income	1,354.5	130.2		1,484.7	1,149.3	140.3		1,289.6

Non-operating income (expense)
Interest income	5.1	–		5.1	4.8	–		4.8
Interest expense	(56.8)	0.3	(i)	(56.5)	(48.8)	0.8	(i)	(48.0)
Other, net	(13.0)	(1.3	)(j)(k)(l)	(14.3)	(19.3)	15.2	(u)	(4.1)

	(64.7)	(1.0)		(65.7)	(63.3)	16.0		(47.3)

Earnings from continuing operations before income taxes	1,289.8	129.2		1,419.0	1,086.0	156.3		1,242.3

Provision for income taxes	329.9	51.3	(m)	381.2	307.6	32.2	(v)	339.8

Earnings from continuing operations	959.9	77.9		1,037.8	778.4	124.1		902.5

Discontinued operations:
Earnings (loss) from discontinued operations, net of income tax expense (benefit) of $6.4 million and $(1.0) million, respectively	13.1	(13.1	)(n)	–	(1.1)	1.1	(n)	–
Expected loss on sale of discontinued operations, net of income tax benefit of $108.3 million	(296.6)	296.6	(o)	–	–	–		–

Discontinued operations	(283.5)	283.5		–	(1.1)	1.1		–

Net earnings	676.4	361.4		1,037.8	777.3	125.2		902.5

Net earnings attributable to noncontrolling interest	4.2	–		4.2	2.7	–		2.7

Net earnings attributable to Allergan, Inc.	$672.2	$361.4		$1,033.6	$774.6	$125.2		$899.8

Basic earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$3.22			$3.48	$2.57			$2.98
Discontinued operations	(0.95)			–	(0.01)			–

Net basic earnings per share attributable to Allergan, Inc. stockholders	$2.27			$3.48	$2.56			$2.98

Diluted earnings per share attributable to Allergan, Inc. stockholders:
Continuing operations	$3.17			$3.42	$2.52			$2.92
Discontinued operations	(0.94)			–	–			–

Net diluted earnings per share attributable to Allergan, Inc. stockholders	$2.23			$3.42	$2.52			$2.92

Weighted average number of common shares outstanding:
Basic	296.7			296.7	302.1			302.1
Diluted	301.9			301.9	307.7			307.7

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of intangible assets)	13.0%			12.8%	13.9%			13.8%
Selling, general and administrative	39.8%			39.1%	40.2%			39.6%
Research and development	17.0%			16.9%	18.0%			16.5%

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(a)	Fair market value inventory adjustment rollout of $8.9 million associated with the acquisition of SkinMedica, Inc.
(b)	Expenses from changes in fair value of contingent consideration of $4.8 million included in selling, general and administrative expenses and integration and transaction costs of $18.2 million associated with business combinations, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $18.1 million
(c)	Aggregate charges of $3.6 million for external costs for stockholder derivative litigation costs associated with the DOJ settlement announced in September 2010 and other legal contingency expenses
(d)	Transaction costs of $0.3 million associated with a licensing agreement with Medytox, Inc.
(e)	Expenses related to the realignment of various business functions of $2.5 million, consisting of selling, general and administrative expenses of $1.6 million and research and development expenses of $0.9 million
(f)	Upfront licensing fee of $6.5 million included in research and development expenses associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(g)	Amortization of certain intangible assets related to business combinations, asset acquisitions and product licenses
(h)	Net restructuring charges
(i)	Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings
(j)	Unrealized gain of $4.3 million on the mark-to-market adjustment to derivative instruments
(k)	Gain on sale of investments of $0.7 million
(l)	Impairment of a non-marketable equity investment of $3.7 million
(m)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $129.2 million	$(35.9)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(15.4)

$(51.3)

(n)	Earnings (loss) from discontinued operations associated with the planned sale of the obesity intervention business unit
(o)	Expected loss on the sale of discontinued operations
(p)	Fair market value inventory adjustment rollout of $0.3 million associated with the purchase of a distributor’s business in Russia related to Allergan’s products
(q)	Expenses from changes in fair value of contingent consideration of $15.8 million included in selling, general and administrative expenses and integration and transaction costs of $0.6 million associated with business combinations, consisting of cost of sales of $0.1 million and selling, general and administrative expenses of $0.5 million
(r)	Aggregate charges of $8.9 million for external costs for stockholder derivative litigation associated with the DOJ settlement announced in September 2010 and other legal contingency expenses
(s)	Expenses related to the realignment of various business functions of $1.1 million, consisting of selling, general and administrative expenses of $0.8 million and research and development expenses of $0.3 million
(t)	Upfront licensing fees of $62.5 million included in research and development expenses associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs of $0.1 million included in selling, general and administrative expenses
(u)	Unrealized loss on the mark-to-market adjustment to derivative instruments
(v)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $156.3 million	$(38.9)
Change in estimated taxes related to uncertain tax positions included in prior year filings	6.7

$(32.2)

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11-11-11

ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	September 30, 2013	December 31, 2012

Assets

Cash and equivalents	$2,686.3	$2,701.8
Short-term investments	524.6	260.6
Trade receivables, net	908.2	739.0
Inventories	280.0	272.3
Other current assets	440.0	448.6
Assets held for sale	93.3	512.6

Total current assets	4,932.4	4,934.9

Property, plant and equipment, net	877.0	851.5
Intangible assets, net	1,689.4	860.1
Goodwill	2,334.0	2,133.8
Other noncurrent assets	311.8	399.0

Total assets	$10,144.6	$9,179.3

Liabilities and equity

Notes payable	$37.2	$48.8
Accounts payable	267.8	232.2
Other accrued expenses and income taxes	891.4	809.2
Liabilities held for sale	3.3	5.3

Total current liabilities	1,199.7	1,095.5

Long-term debt	2,101.5	1,512.4
Other liabilities	730.3	708.8

Equity:
Allergan, Inc. stockholders’ equity	6,085.9	5,837.1
Noncontrolling interest	27.2	25.5

Total equity	6,113.1	5,862.6

Total liabilities and equity	$10,144.6	$9,179.3

DSO	54	47

DOH	133	136

Cash and equivalents and short-term investments	$3,210.9	$2,962.4
Total notes payable and long-term debt	(2,138.7)	(1,561.2)

Cash and equivalents and short-term investments, net of debt	$1,072.2	$1,401.2

Debt-to-capital percentage	25.9%	21.0%

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12-12-12

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share from Continuing Operations

(Unaudited)

In millions, except per share amounts	Three months ended
	September 30, 2013		September 30, 2012

Earnings from continuing operations	$332.9		$252.9
Less net earnings attributable to noncontrolling interest	1.0		1.2

Earnings from continuing operations attributable to Allergan, Inc.	331.9		251.7
Non-GAAP pre-tax adjustments:
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	4.5		2.4
External costs for stockholder derivative litigation associated with the DOJ settlement	0.1		0.5
Transaction costs associated with a licensing agreement with Medytox, Inc.	0.3		–
Expenses related to the realignment of various business functions	1.6		0.3
Research and development expenses related to an upfront licensing fee associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs	6.6		–
Amortization of intangible assets	27.7		17.0
Net restructuring charges	0.6		0.6
Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	0.1		–
Unrealized loss on derivative instruments	7.6		7.1
Research and development expenses related to upfront licensing fees associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	–		62.6

	381.0		342.2
Tax effect for above items	(14.2)		(24.1)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	2.0		–

Non-GAAP earnings from continuing operations	$368.8		$318.1

Weighted average number of shares outstanding	296.5		300.1

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	4.2		5.2

	300.7		305.3

Diluted earnings per share from continuing operations	$1.10		$0.82

Non-GAAP earnings per share adjustments:
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.02		0.01
Research and development expenses related to an upfront licensing fee associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs	0.02		–
Amortization of intangible assets	0.06		0.05
Unrealized loss on derivative instruments	0.02		0.01
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	0.01		–
Research and development expenses related to upfront licensing fees associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	–		0.15

Non-GAAP diluted earnings per share from continuing operations	$1.23		$1.04

Year over year change		18.3%

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13-13-13

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share from Continuing Operations

(Unaudited)

In millions, except per share amounts	Nine months ended
	September 30, 2013		September 30, 2012

Earnings from continuing operations	$959.9		$778.4
Less net earnings attributable to noncontrolling interest	4.2		2.7

Earnings from continuing operations attributable to Allergan, Inc.	955.7		775.7
Non-GAAP pre-tax adjustments:
Fair market value inventory adjustment rollout associated with the purchase of various businesses	8.9		0.3
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	23.0		16.4
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	3.6		8.9
Transaction costs associated with a licensing agreement with Medytox, Inc.	0.3		–
Expenses related to the realignment of various business functions	2.5		1.1
Research and development expenses related to an upfront licensing fee associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs	6.6		–
Amortization of intangible assets	80.4		49.5
Net restructuring charges	4.9		1.5
Interest expense associated with changes in estimated taxes related to uncertain tax positions included in prior year filings	0.3		0.8
Unrealized (gain) loss on derivative instruments	(4.3)		15.2
Gain on sale of investments	(0.7)		–
Impairment of a non-marketable equity investment	3.7		–
Research and development expenses related to upfront licensing fees associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	–		62.6

	1,084.9		932.0

Tax effect for above items	(35.9)		(38.9)
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(15.4)		–
Change in estimated taxes related to uncertain tax positions included in prior year filings	–		6.7

Non-GAAP earnings from continuing operations	$1,033.6		$899.8

Weighted average number of shares outstanding	296.7		302.1

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	5.2		5.6

	301.9		307.7

Diluted earnings per share from continuing operations	$3.17		$2.52

Non-GAAP earnings per share adjustments:
Fair market value inventory adjustment rollout associated with the purchase of various businesses	0.02		–
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.06		0.05
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	0.01		0.03
Research and development expenses related to an upfront licensing fee associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs	0.02		–
Amortization of intangible assets	0.18		0.12
Net restructuring charges	0.01		–
Unrealized (gain) loss on derivative instruments	(0.01)		0.03
Impairment of a non-marketable equity investment	0.01		–
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(0.05)		–
Research and development expenses related to upfront licensing fees associated with the license and collaboration agreements with Molecular Partners AG for technology that has not achieved regulatory approval and related transaction costs	–		0.15
Change in estimated taxes related to uncertain tax positions included in prior year filings	–		0.02

Non-GAAP diluted earnings per share from continuing operations	$3.42		$2.92

Year over year change		17.1%

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14-14-14

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	September 30, 2013	September 30, 2012	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$717.1	$663.2	$53.9	$59.7	$(5.8)	8.1%	9.0%	(0.9)%
Botox/Neuromodulators	485.7	431.6	54.1	60.2	(6.1)	12.5%	13.9%	(1.4)%
Skin Care and Other	127.0	83.7	43.3	43.5	(0.2)	51.7%	52.0%	(0.3)%

Total Specialty Pharmaceuticals	1,329.8	1,178.5	151.3	163.4	(12.1)	12.8%	13.9%	(1.1)%

Breast Aesthetics	91.9	86.1	5.8	6.5	(0.7)	6.7%	7.5%	(0.8)%
Facial Aesthetics	106.7	89.1	17.6	19.0	(1.4)	19.8%	21.3%	(1.5)%

Total Medical Devices	198.6	175.2	23.4	25.5	(2.1)	13.4%	14.6%	(1.2)%

Product net sales	$1,528.4	$1,353.7	$174.7	$188.9	$(14.2)	12.9%	14.0%	(1.1)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$112.4	$111.3	$1.1	$2.3	$(1.2)	1.0%	2.1%	(1.1)%
Lumigan Franchise	153.5	152.0	1.5	0.8	0.7	1.0%	0.5%	0.5%
Total Glaucoma Products	267.9	265.8	2.1	2.7	(0.6)	0.8%	1.0%	(0.2)%
Restasis	239.3	198.3	41.0	42.0	(1.0)	20.7%	21.2%	(0.5)%
Latisse	24.4	23.4	1.0	1.2	(0.2)	4.3%	4.9%	(0.6)%

Domestic	62.5%	62.1%
International	37.5%	37.9%

ALLERGAN, INC. Supplemental Non-GAAP Information (Unaudited)

	Nine months ended
	September 30, 2013	September 30, 2012	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$2,108.1	$1,986.1	$122.0	$134.1	$(12.1)	6.1%	6.8%	(0.7)%
Botox/Neuromodulators	1,456.6	1,291.7	164.9	176.0	(11.1)	12.8%	13.6%	(0.8)%
Skin Care and Other	344.6	252.8	91.8	92.1	(0.3)	36.3%	36.4%	(0.1)%

Total Specialty Pharmaceuticals	3,909.3	3,530.6	378.7	402.2	(23.5)	10.7%	11.4%	(0.7)%

Breast Aesthetics	288.3	285.7	2.6	3.9	(1.3)	0.9%	1.4%	(0.5)%
Facial Aesthetics	340.3	285.2	55.1	57.2	(2.1)	19.3%	20.1%	(0.8)%

Total Medical Devices	628.6	570.9	57.7	61.1	(3.4)	10.1%	10.7%	(0.6)%

Product net sales	$4,537.9	$4,101.5	$436.4	$463.3	$(26.9)	10.6%	11.3%	(0.7)%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$349.2	$334.7	$14.5	$16.4	$(1.9)	4.3%	4.9%	(0.6)%
Lumigan Franchise	452.7	452.4	0.3	–	0.3	0.1%	–	0.1%
Total Glaucoma Products	808.7	794.9	13.8	15.6	(1.8)	1.7%	2.0%	(0.3)%
Restasis	662.4	580.0	82.4	83.5	(1.1)	14.2%	14.4%	(0.2)%
Latisse	76.6	72.4	4.2	4.5	(0.3)	5.8%	6.2%	(0.4)%

Domestic	61.5%	60.8%
International	38.5%	39.2%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar. Total glaucoma products include the Alphagan and Lumigan franchises.

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15-15-15

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	Fourth Quarter 2013
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders from continuing operations expectations (a)	$1.25	$1.27

Amortization of intangible assets	0.06	0.06

Non-GAAP diluted earnings per share from continuing operations expectations	$1.31	$1.33

	Full Year 2013
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders from continuing operations expectations (a)	$4.43	$4.45

Fair market value inventory adjustment rollout associated with the purchase of various businesses	0.02	0.02
Expenses from changes in fair value of contingent consideration and integration and transaction costs associated with business combinations	0.06	0.06
Aggregate charges for external costs for stockholder derivative litigation associated with the DOJ settlement and other legal contingency expenses	0.01	0.01
Research and development expenses related to an upfront licensing fee associated with a license and collaboration agreement for technology that has not achieved regulatory approval and related transaction costs	0.02	0.02
Amortization of intangible assets	0.24	0.24
Net restructuring charges	0.01	0.01
Unrealized gain on derivative instruments	(0.01)	(0.01)
Impairment of a non-marketable equity investment	0.01	0.01
Estimated impact of the retroactive U.S. Research and Development tax credit for 2012	(0.05)	(0.05)

Non-GAAP diluted earnings per share from continuing operations expectations	$4.74	$4.76

(a)	GAAP diluted earnings per share from continuing operations expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, changes in contingent consideration, integration and transaction costs associated with business combinations, restructuring charges and stockholder derivative and tax litigation costs related to the 2010 DOJ settlement and other legal contingency expenses that may occur but that are not currently known or determinable.

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